Exhibit 23

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Eos International, Inc.

Benicia, California

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-106488 and 333-109202) of Eos International, Inc. of our report dated November 14, 2003, relating to the consolidated financial statements, which appears in this Form 10-K. Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern.

/s/ BDO Seidman, LLP
San Francisco, California

December 8, 2003

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